EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Principal Financial Officer of iGo, Inc. (the “Company”), certifies that, to his knowledge:

1. The quarterly report of the Company for the period ending March 31, 2013 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 9, 2013	/s/ Michael D. Heil
Michael D. Heil
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)